NEWS
Steve Schmitt
Vice President, Investor Relations & Corporate Strategy

Yum! Brands Reports Second-Quarter EPS of $0.69, a Decline of 5%, Excluding Special Items;
Expects Strong Second Half in China; Reconfirms 2015 Full-Year EPS Growth of at least 10%

Louisville, KY (July 14, 2015) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second quarter ended June 13, 2015, including EPS of $0.69, excluding Special Items. Reported EPS was $0.53.

SECOND-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 3%. Worldwide restaurant margin was even at 15.5%, and worldwide operating profit decreased 1%.

●	Total international development was 291 new restaurants; 75% of this development occurred in emerging markets.

●	China Division system sales declined 4%, as 7% unit growth was offset by a 10% same-store sales decline. Restaurant margin decreased 2.2 percentage points to 14.6%. Operating profit decreased 25%.

●	KFC Division system sales increased 6%, driven by 2% unit growth and 3% same-store sales growth. Operating margin increased 1.3 percentage points to 21.9%. Operating profit increased 10%.

●	Pizza Hut Division system sales increased 1%, driven by 2% unit growth. Same-store sales were even. Operating margin decreased 0.9 percentage points to 22.6%. Operating profit decreased 1%.

●	Taco Bell Division system sales increased 9%, driven by 3% unit growth and 6% same-store sales growth. Operating margin increased 4.7 percentage points to 29.5%. Operating profit increased 29%.

●	India Division system sales were even, as 16% unit growth was offset by an 11% same-store sales decline.

●	Worldwide effective tax rate increased to 25.6% from 24.9%.

●	Foreign currency translation negatively impacted operating profit by $22 million.

	Second Quarter			Year-to-Date
	2015	2014	% Change	2015	2014	% Change
EPS Excluding Special Items	$0.69	$0.73	(5)%	$1.50	$1.60	(7)%
Special Items Gain/(Loss)[1]	$(0.16)	$0.00	NM	$(0.16)	$0.01	NM
EPS	$0.53	$0.73	(28)%	$1.34	$1.61	(17)%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of Special Items. Special Items in 2015 are primarily related to a non-cash charge associated with refranchising our Mexico business.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted. System sales and operating profit figures on this page exclude foreign currency translation; restaurant margin and operating margin figures are as reported.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Web Site www.yum.com/investors

GREG CREED COMMENTS
Greg Creed, CEO, said “EPS exceeded our original expectations in the second quarter and I'm pleased with the continued progress we are making in China, as well as the performance from our Taco Bell and KFC Divisions. I’m confident we will deliver full-year EPS growth of at least 10%, driven by a strong second half in China and solid brand-building initiatives underway at each of our divisions.

China Division restaurant margin in the second quarter was an encouraging 14.6%, even though same-store sales declined 10%, reinforcing our belief in significant profit leverage as sales recover. We expect substantial same-store sales and profit growth in the second half given overall trends in sales and brand perceptions. Furthermore, the China Division remains on track to open at least 700 new restaurants this year, laying the groundwork for future growth.

Outside of China, Taco Bell is firing on all cylinders driven by industry-leading innovation and a solid breakfast platform. KFC continues to produce consistently positive results in both emerging and developed markets, including our U.S. business. At Pizza Hut, results continue to be soft, but we are taking clear steps to get the business back on track.

Internationally, we’re on pace to set a new record this year by opening 2,100 new restaurants, extending our lead in emerging markets. All of this should help us to achieve double-digit earnings growth this year, despite ongoing headwinds from foreign currency translation.

Our goal remains building three iconic, global brands people trust and champion, while delivering shareholder value through our three key drivers: same-store sales growth, new-unit development and high returns on invested capital. As we continue to strengthen our business around the world, I'm confident that this formula will produce consistent double-digit EPS growth over the long term.”

CHINA DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2015	2014	Reported	Ex F/X	2015	2014	Reported	Ex F/X
System Sales Growth			(4)	(4)			(6)	(5)
Same-Store Sales Growth (%)	(10)	+15	NM	NM	(11)	+12	NM	NM
Franchise & License Fees ($MM)	28	26	+2	+2	49	49	(1)	Even
Restaurant Margin (%)	14.6	16.8	(2.2)	(2.2)	16.4	19.8	(3.4)	(3.3)
Operating Profit ($MM)	144	194	(26)	(25)	334	479	(30)	(29)

●	China Division system sales decreased 4%, prior to foreign currency translation.
○	Same-store sales declined 10%, including declines of 12% at KFC and 4% at Pizza Hut Casual Dining, reflecting continued recovery from adverse supplier publicity in July 2014.
●	China Division opened 80 new units during the quarter.

China Units	Q2 2015	% Change[2]
Restaurants[1]	6,853	+7
KFC	4,889	+5
Pizza Hut
Casual Dining	1,388	+22
Home Service	276	+28
1 Total includes East Dawning and Little Sheep units.
2 Represents year-over-year change.

●	Restaurant margin was 14.6% in a seasonally low period, a decrease of 2.2 percentage points, driven by sales deleverage.
●	Foreign currency translation negatively impacted operating profit by $1 million.

KFC DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2015	2014	Reported	Ex F/X	2015	2014	Reported	Ex F/X
Restaurants	14,234	13,906	+2	NA	14,234	13,906	+2	NA
System Sales Growth			(4)	+6			(2)	+7
Same-Store Sales Growth (%)	+3	+2	NM	NM	+4	+2	NM	NM
Franchise & License Fees ($MM)	189	196	(3)	+7	386	391	(1)	+7
Restaurant Margin (%)	15.3	12.9	2.4	2.2	15.3	12.9	2.4	2.2
Operating Profit ($MM)	152	155	(2)	+10	321	318	+1	+11
Operating Margin (%)	21.9	20.6	1.3	0.8	24.0	22.4	1.6	1.0

●	KFC Division system sales increased 6%, excluding foreign currency translation.

Second Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+12%	+5%	+1%
Same-Store Sales Growth	+3%	+2%	+3%

●	KFC Division opened 122 new international restaurants in 39 countries, including 89 units in emerging markets. 85% of these new units were opened by franchisees.
●	Operating margin increased 1.3 percentage points, driven by same-store sales growth and new-unit development.
●	Foreign currency translation negatively impacted operating profit by $19 million, as approximately 90% of division profits are generated outside the U.S.

KFC MARKETS[1]	Percent of KFC System Sales [2]	SYSTEM Sales Growth Ex F/X
		Second Quarter (%)	Year-to-Date (%)
Emerging Markets
Asia (e.g. Malaysia, Indonesia, Philippines)	8%	+6	+5
Africa	7%	+13	+14
Latin America (e.g. Mexico, Peru)	6%	+7	+8
Middle East / North Africa	6%	+2	+3
Russia	4%	+44	+45
Thailand	3%	+6	+8
Continental Europe (e.g. Poland)	2%	+12	+13

Developed Markets
U.S.	24%	+1	+3
Asia (e.g. Japan, Korea, Taiwan)	10%	(1)	Even
Australia	10%	+11	+10
U.K.	9%	+6	+6
Continental Europe (e.g. France, Germany)	7%	+8	+8
Canada	3%	Even	+1
Latin America (e.g. Puerto Rico)	1%	+6	+6

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2014.

PIZZA HUT DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2015	2014	Reported	Ex F/X	2015	2014	Reported	Ex F/X
Restaurants	13,579	13,338	+2	NA	13,579	13,338	+2	NA
System Sales Growth			(3)	+1			(2)	+2
Same-Store Sales Growth (%)	Even	(3)	NM	NM	Even	(2)	NM	NM
Franchise & License Fees ($MM)	119	123	(3)	+2	246	250	(1)	+2
Restaurant Margin (%)	9.9	7.2	2.7	2.4	10.8	9.0	1.8	1.4
Operating Profit ($MM)	60	63	(4)	(1)	141	147	(4)	(2)
Operating Margin (%)	22.6	23.5	(0.9)	(1.0)	26.4	27.6	(1.2)	(1.4)

●	Pizza Hut Division system sales increased 1%, prior to foreign currency translation.

	Second Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+6%	Even	+1%
Same-Store Sales Growth	+2%	(2)%	+1%

●	Pizza Hut Division opened 66 new international restaurants in 33 countries, including 33 units in emerging markets. 92% of these new units were opened by franchisees.
●	Operating margin declined 0.9 percentage points, driven by strategic investments in international G&A.
●	Foreign currency translation negatively impacted operating profit by $2 million.

PIZZA HUT MARKETS[1]	Percent of Pizza Hut System Sales[2]	SYSTEM Sales Growth Ex F/X
		Second Quarter (%)	Year-to-Date (%)
Emerging Markets
Latin America (e.g. Mexico, Peru)	7%	+6	+7
Asia (e.g. Malaysia, Indonesia, Philippines)	5%	+3	+3
Middle East / North Africa	5%	+8	+6
Continental Europe (e.g. Poland)	1%	+8	+7

Developed Markets
U.S.	55%	+1	Even
Asia (e.g. Japan, Korea, Taiwan)	9%	(1)	(1)
U.K.	6%	+4	+4
Continental Europe (e.g. France, Germany)	5%	+2	+3
Australia	3%	(6)	(5)
Canada	3%	+2	+4
Latin America (e.g. Puerto Rico)	1%	(1)	+4

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2014.

TACO BELL DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2015	2014	Reported	Ex F/X	2015	2014	Reported	Ex F/X
Restaurants	6,257	6,074	+3	NA	6,257	6,074	+3	NA
System Sales Growth			+9	+9			+9	+9
Same-Store Sales Growth (%)	+6	+2	NM	NM	+6	+1	NM	NM
Franchise & License Fees ($MM)	106	97	+9	+9	202	182	+11	+11
Restaurant Margin (%)	23.0	17.7	5.3	5.3	21.4	16.7	4.7	4.7
Operating Profit ($MM)	140	109	+29	+29	255	193	+32	+32
Operating Margin (%)	29.5	24.8	4.7	4.7	28.1	23.2	4.9	4.9

●	Taco Bell Division system sales increased 9%, driven by 6% same-store sales growth and 3% unit growth.
●	Taco Bell Division opened 58 new restaurants; 88% of these new units were opened by franchisees.
●	Restaurant margin was 23.0%, an increase of 5.3 percentage points, driven by same-store sales growth.
●	Operating margin increased 4.7 percentage points, driven by same-store sales growth.

INDIA DIVISION

●	India Division system sales were even prior to foreign currency translation, as 16% unit growth was offset by an 11% same-store sales decline.
●	Operating loss was $3 million, as compared to an operating loss of $1 million in prior year.

India Units	Q2 2015	% Change[2]
Restaurants[1]	825	+16%
KFC	385	+13%
Pizza Hut
Casual Dining	179	(2)%
Home Service	255	+37%
1 Total includes 6 Taco Bell units.
2 Represents year-over-year change.

SPECIAL ITEMS / SHARE REPURCHASE UPDATE

●
In 2010, we refranchised our Mexico equity market but did not sell the underlying real estate.  During the quarter, we initiated plans to sell this real estate, and as a result, we wrote down the carrying value of our Mexico business to its fair value, triggering a $68 million non-cash Special Items charge to Refranchising Loss.  This charge negatively impacted reported EPS by $0.13 for the quarter, while benefiting our ex-Special tax rate by 2 percentage points.

●	Year-to-date through July 13, 2015, we repurchased 4.4 million shares totaling $363 million at an average price of $82.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Wednesday, July 15, 2015. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at 1:00 p.m. Eastern Time Wednesday, July 15, through midnight Saturday, August 15, 2015. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 50758903.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors and selecting “Q2 2015 Earnings Conference Call” under “Events & Presentations.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com under “Investors.”

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food safety and food borne-illness issues; changes in economic conditions, consumer preferences, tax rates and laws and the regulatory environment, as well as increased competition and other risks in China, where a significant and growing portion of our restaurants are located; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; changes in economic and political conditions in the other countries outside the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our international development strategy; commodity, labor and other operating costs; the continued viability and success of our franchise and license operators; consumer preferences and perceptions of our brands; the impact of social media; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations; tax matters, including disagreements with taxing authorities; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; and competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 41,000 restaurants in more than 125 countries and territories. Yum! is ranked #228 on the Fortune 500 List with revenues of over $13 billion in 2014 and is one of the Aon Hewitt Top Companies for Leaders in North America. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opens over five new restaurants per day on average, making it a leader in international retail development.

Analysts are invited to contact
Steve Schmitt, Vice President Investor Relations & Corporate Strategy, at 888/298-6986
Elizabeth Grenfell, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Virginia Ferguson, Director Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/13/15	6/14/14	B/(W)	6/13/15	6/14/14	B/(W)

Company sales	$2,659	$2,758	(4)	$4,838	$5,050	(4)
Franchise and license fees and income	446	446	—	889	878	1
Total revenues	3,105	3,204	(3)	5,727	5,928	(3)

Company restaurant expenses
Food and paper	841	886	5	1,529	1,611	5
Payroll and employee benefits	602	620	3	1,095	1,113	2
Occupancy and other operating expenses	805	824	2	1,421	1,457	3
Company restaurant expenses	2,248	2,330	4	4,045	4,181	3

General and administrative expenses	353	352	(1)	648	623	(4)
Franchise and license expenses	47	34	(36)	81	67	(22)
Closures and impairment (income) expenses	24	21	(8)	27	24	(10)
Refranchising (gain) loss	68	(4)	NM	58	(7)	NM
Other (income) expense	(6)	(8)	(30)	(9)	(10)	(12)
Total costs and expenses, net	2,734	2,725	—	4,850	4,878	1

Operating Profit	371	479	(22)	877	1,050	(16)
Interest expense, net	33	29	(15)	67	62	(9)
Income before income taxes	338	450	(25)	810	988	(18)
Income tax provision	102	112	8	213	251	15
Net income - including noncontrolling interests	236	338	(30)	597	737	(19)
Net income (loss) - noncontrolling interests	1	4	86	—	4	96
Net income - YUM! Brands, Inc.	$235	$334	(30)	$597	$733	(19)

Effective tax rate	30.4%	24.9%	(5.5 ppts.)	26.3%	25.4%	(0.9 ppts.)

Basic EPS Data
EPS	$0.54	$0.75	(28)	$1.36	$1.64	(17)
Average shares outstanding	437	446	2	437	446	2

Diluted EPS Data
EPS	$0.53	$0.73	(28)	$1.34	$1.61	(17)
Average shares outstanding	445	455	2	446	456	2

Dividends declared per common share	$0.82	$0.37		$0.82	$0.74

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/13/15	6/14/14	B/(W)	6/13/15	6/14/14	B/(W)

Company sales	$1,608	$1,683	(4)	$2,843	$3,039	(6)
Franchise and license fees and income	28	26	2	49	49	(1)
Total revenues	1,636	1,709	(4)	2,892	3,088	(6)

Company restaurant expenses
Food and paper	515	531	3	907	949	4
Payroll and employee benefits	333	337	1	577	578	—
Occupancy and other operating expenses	526	532	1	892	912	2
Company restaurant expenses	1,374	1,400	2	2,376	2,439	3
General and administrative expenses	100	102	2	168	164	(2)
Franchise and license expenses	5	3	(38)	9	6	(44)
Closures and impairment (income) expenses	17	17	3	19	19	2
Other (income) expense	(4)	(7)	(34)	(14)	(19)	(25)
	1,492	1,515	2	2,558	2,609	2
Operating Profit	$144	$194	(26)	$334	$479	(30)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	32.0	31.5	(0.5 ppts.)	31.9	31.2	(0.7 ppts.)
Payroll and employee benefits	20.7	20.0	(0.7 ppts.)	20.3	19.0	(1.3 ppts.)
Occupancy and other operating expenses	32.7	31.7	(1.0 ppts.)	31.4	30.0	(1.4 ppts.)
Restaurant margin	14.6%	16.8%	(2.2 ppts.)	16.4%	19.8%	(3.4 ppts.)

Operating margin	8.8%	11.4%	(2.6 ppts.)	11.6%	15.5%	(3.9 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISON Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/13/15	6/14/14	B/(W)	6/13/15	6/14/14	B/(W)

Company sales	$505	$558	(9)	$950	$1,027	(7)
Franchise and license fees and income	189	196	(3)	386	391	(1)
Total revenues	694	754	(8)	1,336	1,418	(6)

Company restaurant expenses
Food and paper	171	194	12	324	358	10
Payroll and employee benefits	118	135	13	222	249	11
Occupancy and other operating expenses	138	157	11	258	287	10
Company restaurant expenses	427	486	12	804	894	10
General and administrative expenses	93	94	—	172	170	(1)
Franchise and license expenses	21	17	(23)	38	34	(11)
Closures and impairment (income) expenses	2	1	(6)	2	1	(128)
Other (income) expense	(1)	1	NM	(1)	1	NM
	542	599	9	1,015	1,100	8
Operating Profit	$152	$155	(2)	$321	$318	1

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.0	34.9	0.9 ppts.	34.1	34.9	0.8 ppts.
Payroll and employee benefits	23.3	24.2	0.9 ppts.	23.4	24.3	0.9 ppts.
Occupancy and other operating expenses	27.4	28.0	0.6 ppts.	27.2	27.9	0.7 ppts.
Restaurant margin	15.3%	12.9%	2.4 ppts.	15.3%	12.9%	2.4 ppts.

Operating margin	21.9%	20.6%	1.3 ppts.	24.0%	22.4%	1.6 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/13/15	6/14/14	B/(W)	6/13/15	6/14/14	B/(W)

Company sales	$145	$142	2	$289	$282	2
Franchise and license fees and income	119	123	(3)	246	250	(1)
Total revenues	264	265	—	535	532	1

Company restaurant expenses
Food and paper	40	43	8	80	85	6
Payroll and employee benefits	45	44	(2)	89	87	(3)
Occupancy and other operating expenses	46	45	(3)	89	85	(5)
Company restaurant expenses	131	132	1	258	257	—
General and administrative expenses	61	58	(6)	118	107	(10)
Franchise and license expenses	9	10	11	17	18	5
Closures and impairment (income) expenses	3	1	NM	3	2	(77)
Other (income) expense	—	1	NM	(2)	1	NM
	204	202	(1)	394	385	(2)
Operating Profit	$60	$63	(4)	$141	$147	(4)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	27.5	30.5	3.0 ppts.	27.7	30.1	2.4 ppts.
Payroll and employee benefits	30.9	31.0	0.1 ppts.	30.8	30.8	—
Occupancy and other operating expenses	31.7	31.3	(0.4 ppts.)	30.7	30.1	(0.6 ppts.)
Restaurant margin	9.9%	7.2%	2.7 ppts.	10.8%	9.0%	1.8 ppts.

Operating margin	22.6%	23.5%	(0.9 ppts.)	26.4%	27.6%	(1.2 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/13/15	6/14/14	B/(W)	6/13/15	6/14/14	B/(W)

Company sales	$370	$342	8	$705	$648	9
Franchise and license fees and income	106	97	9	202	182	11
Total revenues	476	439	9	907	830	9

Company restaurant expenses
Food and paper	103	104	1	197	196	—
Payroll and employee benefits	101	100	(2)	199	192	(4)
Occupancy and other operating expenses	81	77	(4)	159	151	(5)
Company restaurant expenses	285	281	(2)	555	539	(3)
General and administrative expenses	47	43	(7)	90	88	(3)
Franchise and license expenses	4	5	32	6	9	27
Closures and impairment (income) expenses	1	1	(18)	2	1	(36)
Other (income) expense	(1)	—	NM	(1)	—	NM
	336	330	(2)	652	637	(2)
Operating Profit	$140	$109	29	$255	$193	32

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	27.8	30.5	2.7 ppts.	27.9	30.3	2.4 ppts.
Payroll and employee benefits	27.4	29.0	1.6 ppts.	28.2	29.6	1.4 ppts.
Occupancy and other operating expenses	21.8	22.8	1.0 ppts.	22.5	23.4	0.9 ppts.
Restaurant margin	23.0%	17.7%	5.3 ppts.	21.4%	16.7%	4.7 ppts.

Operating margin	29.5%	24.8%	4.7 ppts.	28.1%	23.2%	4.9 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	6/13/15	12/27/14
ASSETS
Current Assets
Cash and cash equivalents	$636	$578
Accounts and notes receivable, less allowance: $16 in 2015 and $12 in 2014	350	325
Inventories	279	301
Prepaid expenses and other current assets	276	254
Deferred income taxes	104	93
Advertising cooperative assets, restricted	84	95
Total Current Assets	1,729	1,646

Property, plant and equipment, net of accumulated depreciation and amortization of $3,704 in
2015 and $3,584 in 2014	4,372	4,498
Goodwill	684	700
Intangible assets, net	294	318
Investments in unconsolidated affiliates	39	52
Other assets	554	560
Deferred income taxes	622	571
Total Assets	$8,294	$8,345

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,881	$1,972
Income taxes payable	156	77
Short-term borrowings	568	267
Advertising cooperative liabilities	84	95
Total Current Liabilities	2,689	2,411

Long-term debt	2,831	3,077
Other liabilities and deferred credits	1,141	1,244
Total Liabilities	6,661	6,732

Redeemable noncontrolling interest	8	9

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 432 shares and 434 shares issued in 2015 and 2014, respectively	—	—
Retained earnings	1,726	1,737
Accumulated other comprehensive income (loss)	(157)	(190)
Total Shareholders' Equity - YUM! Brands, Inc.	1,569	1,547
Noncontrolling interests	56	57
Total Shareholders' Equity	1,625	1,604
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	$8,294	$8,345
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date ended
	6/13/15	6/14/14
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$597	$737
Depreciation and amortization	326	320
Closures and impairment (income) expenses	27	24
Refranchising (gain) loss	58	(7)
Contributions to defined benefit pension plans	(78)	(14)
Deferred income taxes	(77)	(10)
Equity income from investments in unconsolidated affiliates	(16)	(22)
Distributions of income received from unconsolidated affiliates	4	7
Excess tax benefit from share-based compensation	(40)	(25)
Share-based compensation expense	28	25
Changes in accounts and notes receivable	16	12
Changes in inventories	21	5
Changes in prepaid expenses and other current assets	(27)	(11)
Changes in accounts payable and other current liabilities	11	(27)
Changes in income taxes payable	91	96
Other, net	6	(26)
Net Cash Provided by Operating Activities	947	1,084

Cash Flows - Investing Activities
Capital spending	(404)	(408)
Changes in short-term investments, net	(16)	(227)
Proceeds from refranchising of restaurants	29	17
Other, net	39	4
Net Cash Used in Investing Activities	(352)	(614)

Cash Flows - Financing Activities
Repayments of long-term debt	(7)	(5)
Short-term borrowings by original maturity
More than three months - proceeds	—	—
More than three months - payments	—	—
Three months or less, net	—	—
Revolving credit facilities, three months or less, net	65	178
Repurchase shares of Common Stock	(287)	(300)
Excess tax benefit from share-based compensation	40	25
Employee stock option proceeds	11	16
Dividends paid on Common Stock	(355)	(327)
Other, net	(43)	(20)
Net Cash Used in Financing Activities	(576)	(433)
Effect of Exchange Rate on Cash and Cash Equivalents	39	(13)
Net Increase in Cash and Cash Equivalents	58	24
Cash and Cash Equivalents - Beginning of Period	578	573
Cash and Cash Equivalents - End of Period	$636	$597
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2015 and 2014 on a basis before Special Items. Included in Special Items are losses associated with the refranchising of equity markets outside the U.S., costs associated with the KFC U.S. Acceleration Agreement and U.S. refranchising gain. These amounts are described in (c), (d) and (e) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters ended June 13, 2015 and June 14, 2014 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year to date
	6/13/15	6/14/14	6/13/15	6/14/14
Detail of Special Items
Losses associated with the refranchising of equity markets outside the U.S.(c)	$(73)	$—	$(73)	$—
Costs associated with KFC U.S. Acceleration Agreement(d)	(8)	—	(10)	—
U.S. Refranchising gain(e)	1	1	8	3
Other Special Items Income (Expense)	2	—	2	—
Total Special Items Income (Expense)	(78)	1	(73)	3
Tax Benefit (Expense) on Special Items	3	—	1	(1)
Special Items Income (Expense), net of tax	$(75)	$1	$(72)	$2
Average diluted shares outstanding	445	455	446	456
Special Items diluted EPS	$(0.16)	$—	$(0.16)	$0.01

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$449	$478	$950	$1,047
Special Items Income (Expense)	(78)	1	(73)	3
Reported Operating Profit	$371	$479	$877	$1,050

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.69	$0.73	$1.50	$1.60
Special Items EPS	(0.16)	—	(0.16)	0.01
Reported EPS	$0.53	$0.73	$1.34	$1.61

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	25.6%	24.9%	24.4%	25.4%
Impact on Tax Rate as a result of Special Items	4.8%	—%	1.9%	—%
Reported Effective Tax Rate	30.4%	24.9%	26.3%	25.4%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/13/15	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$1,636	$694	$264	$476	$35	$—	$3,105

Company restaurant expenses	1,374	427	131	285	31	—	2,248
General and administrative expenses	100	93	61	47	6	46	353
Franchise and license expenses	5	21	9	4	—	8	47
Closures and impairment (income) expenses	17	2	3	1	1	—	24
Refranchising (gain) loss	—	—	—	—	—	68	68
Other (income) expense	(4)	(1)	—	(1)	—	—	(6)
	1,492	542	204	336	38	122	2,734
Operating Profit (loss)	$144	$152	$60	$140	$(3)	$(122)	$371

Quarter Ended 6/14/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$1,709	$754	$265	$439	$37	$—	$3,204

Company restaurant expenses	1,400	486	132	281	31	—	2,330
General and administrative expenses	102	94	58	43	7	48	352
Franchise and license expenses	3	17	10	5	(1)	—	34
Closures and impairment (income) expenses	17	1	1	1	1	—	21
Refranchising (gain) loss	—	—	—	—	—	(4)	(4)
Other (income) expense	(7)	1	1	—	—	(3)	(8)
	1,515	599	202	330	38	41	2,725
Operating Profit (loss)	$194	$155	$63	$109	$(1)	$(41)	$479

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 6/13/15	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$2,892	$1,336	$535	$907	$57	$—	$5,727

Company restaurant expenses	2,376	804	258	555	52	—	4,045
General and administrative expenses	168	172	118	90	10	90	648
Franchise and license expenses	9	38	17	6	1	10	81
Closures and impairment (income) expenses	19	2	3	2	1	—	27
Refranchising (gain) loss	—	—	—	—	—	58	58
Other (income) expense	(14)	(1)	(2)	(1)	—	9	(9)
	2,558	1,015	394	652	64	167	4,850
Operating Profit (loss)	$334	$321	$141	$255	$(7)	$(167)	$877

Year to Date 6/14/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$3,088	$1,418	$532	$830	$60	$—	$5,928

Company restaurant expenses	2,439	894	257	539	52	—	4,181
General and administrative expenses	164	170	107	88	11	83	623
Franchise and license expenses	6	34	18	9	—	—	67
Closures and impairment (income) expenses	19	1	2	1	1	—	24
Refranchising (gain) loss	—	—	—	—	—	(7)	(7)
Other (income) expense	(19)	1	1	—	—	7	(10)
	2,609	1,100	385	637	64	83	4,878
Operating Profit (loss)	$479	$318	$147	$193	$(4)	$(83)	$1,050

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended June 13, 2015 are preliminary.

(b)	Other (income) expense for the China Division primarily consists of equity (income) loss from investments in unconsolidated affiliates.

(c)
In 2010 we refranchised our then remaining Company-operated restaurants in Mexico. To the extent we owned it, we did not sell the real estate related to certain of these restaurants, instead leasing it to the franchisee. During the quarter ended June 13, 2015 we initiated plans to sell this real estate and determined it was held for sale in accordance with GAAP. The sales price we expect to receive for this real estate exceeds its book value. However, the sale of the real estate will represent a substantial liquidation of our Mexican operations under U.S. GAAP. Accordingly, we are required to include accumulated translation losses associated with our Mexican business within our held for sale impairment evaluations. As such, we recorded a $68 million non-cash Special Items charge to Refranchising Loss, consistent with the classification of the original market refranchising transaction, representing the excess of the sum of the book value of the real estate and our accumulated translation losses over the expected sales price for the real estate. Our current expectation is that the real estate sale will close late in 2015 with limited, if any, additional pre-tax gain or loss. The refranchising is ultimately expected to result in a taxable gain as the anticipated proceeds will exceed the tax basis in the real estate, though the related tax expense will not be recognized until the sale closes.

Additionally, during the quarter ended June 13, 2015 we recognized a Special Items charge of $5 million associated with the decision to offer to refranchise our Pizza Hut Korea restaurants. None of these restaurants have yet to meet the criteria to be classified as held for sale and additional charges may occur as the refranchising plans move forward. Such charges are not expected to be material at this time.

(d)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that will give us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement we recognized a Special Items charge of $8 million for the quarter ended June 13, 2015, primarily related to the funding of investments for new back-of-house equipment for franchisees. We continue to expect a total charge of approximately $90 million in 2015 for these and other investments we agreed to fund.

(e)
During both the quarters ended June 13, 2015 and June 14, 2014, we recorded Special Items gains of $1 million related to refranchising in the U.S. During the years to date ended June 13, 2015 and June 14, 2014, we recorded Special Items gains of $8 million and $3 million, respectively, related to refranchising in the U.S.